EXECUTION VERSION

EXCHANGE AGREEMENT

BY AND AMONG

FIRSTHAND TECHNOLOGY VALUE FUND, INC.,

HOLDERS OF THE DEBENTURES OF INTRAOP MEDICAL CORPORATION

AND

HOLDERS OF THE INVENTORY AND FACTORING CREDIT FACILITIES OF INTRAOP MEDICAL CORPORATION

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TABLE OF CONTENTS

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TABLE OF CONTENTS

Page

Schedule 1.01 List of Purchasers	S-1
Schedule 2.01 Exchange Allocations for Noteholder Purchasers	S-2
Schedule 2.02 Exchange Allocations for Factoring Lender Purchasers	S-3
Schedule 2.03 IntraOp Debentures	S-4
Schedule 2.04 IntraOp Factoring Credit Interests	S-5

Exhibit A – Registration Rights Agreement	EX-A
Exhibit B-1 - Voting Agreement – Lacuna Funds and Affiliates	EX-B-1
Exhibit B-2 – Voting Agreement – Other Purchasers	EX-B-2
Exhibit C-1 - Lock-Up Agreement – Lacuna Funds and Affiliates	EX-C-1
Exhibit C-2 - Lock-Up Agreement – Other Purchasers	EX-C-2

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EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of October 4, 2013 (this “Agreement”) is entered into by and among Firsthand Technology Value Fund, Inc., a Maryland corporation (“SVVC”), each of the Noteholder Purchasers listed in Schedule 1.01 attached hereto (each referred to herein as a “Noteholder Purchaser”) and each of the Factoring Lender Purchasers listed in Schedule 1.01 attached hereto (each referred to herein as a “Factoring Lender Purchaser”) and collectively, the “Purchasers”).

WHEREAS, SVVC and the Purchasers desire to enter into this Agreement pursuant to which, among other things, (a) each of the Noteholder Purchasers shall exchange (the “Noteholder Exchange”) a portion of the IntraOp Debentures held by them and set forth opposite his name on Schedule 2.01 attached hereto, for the number of newly issued shares (the “Noteholder Issuable Shares”) of SVVC common stock, par value $0.001 per share (the “Common Stock”) set forth opposite their name on Schedule 2.01 in accordance with the provisions of this Agreement, which such Noteholder Issuable Shares shall have an aggregate value of $12,512,500, calculated on an NAV basis, with such NAV calculated at a time that is not more than 48 hours prior to the Closing (defined below); and (b) each of the Factoring Lender Purchasers shall exchange (the “Factoring Lender Exchange”) a portion of the IntraOp Factoring Credit Interests held by them and set forth opposite his name on Schedule 2.02 attached hereto, for the number of newly issued shares (the “Factoring Lender Issuable Shares”) of SVVC common stock, par value $0.001 per share (the “Common Stock”) set forth opposite their name on Schedule 2.02 in accordance with the provisions of this Agreement, which such Factoring Lender Issuable Shares shall have an aggregate value of $987,500, calculated on an NAV basis, with such NAV calculated at a time that is not more than 48 hours prior to the Closing;

WHEREAS, in a related transaction, the Noteholder Purchasers shall exchange their remaining Intraop Debentures held by them for newly issued shares of Series A-2 Preferred Stock issued by IO Newco Inc. (“IO Newco”), SVVC’s wholly-owned subsidiary (the “IO Newco Exchange Transaction”);

WHEREAS, the transactions set forth in this Exchange Agreement are related to the voluntary proceedings commenced under the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”), among other things, to consummate the sale of substantially all of the assets of IntraOp Medical Corporation to IO Newco, the Purchaser-Debtor-in-Possession (DIP) Lender, in accordance with the Asset Purchase Agreement by and among IntraOp and IO Newco pursuant to section 363 of the Bankruptcy Code subject to higher and better offers (such sale to the Purchaser-DIP Lender in accordance with the bidding procedures approved by the Bankruptcy Court (the “363 Sale”));

WHEREAS, as of July 15, 2013, IntraOp is obligated to the Factoring Lenders for principal, interest, fees, expenses, and other amounts that are chargeable or otherwise reimbursable under the Factoring Agreements in an aggregate amount no less than $5,066,373 (collectively, the “Factoring Claims”), and the Factoring Claims are secured by certain liens on all or substantially all of the Company’s now owned and hereafter acquired inventory and accounts receivable (collectively, the “Factoring Collateral”);

WHEREAS, as of July 15, 2013, IntraOp is obligated to the Noteholder Purchasers under the IntraOp Debentures for principal, interest, fees, expenses, and other amounts that are chargeable or otherwise reimbursable under the IntraOp Debentures, in an aggregate amount no less than $13,550,534 (collectively, the “Debenture Claims”), and the Debenture Claims are secured by certain liens on all or substantially all of the Company’s now owned and hereafter acquired real and personal property; and

WHEREAS, on July 15, 2013, the Noteholder Purchasers, the Factoring Lenders and IO Newco entered into a Sale Support Agreement regarding, among other things, (i) the settlement and compromise of the Factoring Claims, the Debenture Claims, and the Noteholder Purchasers’ and Factoring Lenders’ respective rights under the Factoring Agreements and the Debentures, (ii) the 363 Sale, and (iii) the DIP Loans necessary to effectuate the 363 Sale and maximize the value of the Company’s assets.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SVVC and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01       Definitions.  As used in this Agreement, the following terms have the meanings indicated:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Acts” means, collectively, the Securities Act and the 1940 Act.

“Action” against a Person means any lawsuit, action, proceeding or complaint before any Governmental Authority, mediator or arbitrator.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Bankruptcy Documents” means, collectively, the Asset Purchase Agreement, the DIP Term Sheet, the Sale Support Agreement, and any other agreement, certificates, instruments or documents contemplated  by any of the  foregoing.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning specified in the recitals.

“Exchange” shall have the meaning specified in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Factoring Agreement” means that certain Inventory Secured Promissory Note and Agreement dated May 2012, by and between IntraOp Medical Corporation and E.U. Capital Venture, Inc. and the various serial number specific receivable factoring agreements.

“Factoring Lenders” shall mean CFC, Inc., Dansk Holding AF 1941 ASP, EU Capital Venture, Inc., and Hans Morkner.

“Factoring Lender Issuable Shares” shall have the meaning specified in the introductory paragraph.

“Factoring Lender Purchasers” shall have the meaning specified in the introductory paragraph.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, SVVC or any of its Property or any of the Purchasers.

“IntraOp” means IntraOp Medical Corporation, a Nevada corporation.

“IntraOp Debentures” mean collectively (i) the 10% Super, Super, Super, Senior Secured Debentures; (ii) the 10% Super, Super, Senior Senior Debentures; (iii) the 10% Super Senior Secured Debentures; and (iv) the 10% senior secured Debentures.

“IntraOp Factoring Credit Interests” means the principal, interest, fees and expenses, and other amounts that are chargeable or otherwise reimbursable under (i) that certain Inventory Secured Promissory Note  and Agreement dated May 2012, by and between Borrower and E.U. Capital Venture, Inc., now held by CFC, Inc., as assignee; (ii) that certain Factoring Agreement, dated November 20, 2008, between Borrower and EC Bonding and Escrow concerning Mobetron machine S/N 25 and the related Assignment of Contract between Borrower and E.U. Capital Venture, Inc. assigning the applicable purchase orders, each now held by CFC, Inc. as assignee; (iii) that certain Factoring Agreement, dated March 31, 2013, between Borrower and Dansk Holding af 1941 ApS concerning Mobetron machine S/N 50 and the related Assignment of Contract between Borrower and Dansk Holding af 1941 ApS assigning purchase order #50, each now held by CFC, Inc. as assignee; and (iv) that certain Factoring Agreement, dated April 15, 2013, between Borrower and Dansk Holding af 1941 ApS concerning Mobetron machine S/N 53 and the related Assignment of Contract between Borrower and Dansk Holding af 1941 ApS assigning purchase order #53, each now held by CFC, Inc. as assignee.

“IntraOp Restrictions” shall have the meaning set forth in Section 4.09.

“IO Newco” shall have the meaning set forth in the recitals.

“IO Newco Stock Purchase Agreement” means the Series A-2 Preferred Stock Purchase Agreement dated as of October 4, 2013 among the Company, IO Newco and the Noteholder Purchasers.

“Issuable Shares” shall mean the Noteholder Issuable Shares and Factoring Lender Issuable Shares.

“Lacuna Affiliates” shall mean Lacuna Venture Fund LLLP, Lacuna Hedge Fund LLLP and Raleigh Ralls.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“NASDAQ” means The NASDAQ Global Market, Inc.

“Noteholder Issuable Shares” shall have the meaning specified in the Recitals.

“Noteholder Purchaser” shall have the meaning specified in the introductory paragraph.

“Party” or “Parties” means SVVC and the Purchasers party to this Agreement, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchaser Specified Parties” shall have the meaning specified in Section 3.16.

“Purchasers” shall have the meaning specified in the introductory paragraph.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“SVVC” shall have the meaning specified in the introductory paragraph.

“SVVC Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition or business affairs of SVVC or (b) the ability of SVVC to consummate the transactions contemplated by this Agreement.  Notwithstanding the foregoing, a SVVC Material Adverse Effect shall not include any effect resulting or arising from: (i) any change in general economic conditions in the industries or markets in which SVVC operates that do not have a disproportionate impact on SVVC; (ii) national or international political, diplomatic or military conditions, including any engagement in hostilities, whether or not pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (iii) changes in GAAP or other accounting principles; or (iv) the announcement of this Agreement or the transactions contemplated hereby.

“SVVC SEC Documents” shall have the meaning specified in Section 3.04.

“SVVC Specified Parties” shall have the meaning specified in Section 4.08.

“Transaction Agreements” means the Registration Rights Agreement, the Voting Agreement and the Lock-Up Agreements and all other documents, certificates, instruments and agreements contemplated hereby or required to be delivered pursuant to this Agreement.

ARTICLE II.
EXCHANGE

Section 2.01      Exchange, Consideration. Subject to the terms and conditions of this Agreement, at the Closing, (a) each Noteholder Purchaser shall contribute and assign his or its aggregate amount of the IntraOp Debentures to IO Newco at the direction of SVVC, and, in exchange, SVVC shall issue and deliver to each Purchaser the number of Issuable Shares that is set forth opposite his name on Schedule 2.01 and (b) each Factoring Lender Purchaser shall contribute and assign his or its aggregate amount of the IntraOp Factoring Credit Interests to SVVC and, in exchange, SVVC shall issue and deliver to each Factoring Lender Purchaser the number of Factoring Lender Issuable Shares that is set forth opposite his name on Schedule 2.02.

Section 2.02      Closing.  Subject to the terms and conditions of this Agreement, (a) the physical delivery of the IntraOp Debentures, the certificate(s) of assignment, and execution and delivery of all other instruments and agreements; (b) the physical delivery of the IntraOp Factoring Credit Interests, the certificate(s) of assignment, and execution and delivery of all other instruments and agreements; and (c) the execution and delivery of all other documents required by this Agreement in exchange for the physical delivery of the IntraOp Debentures and the IntraOp Factoring Credit Interests set forth on Schedules 2.03 and 2.04, respectively, attached hereto (the “Closing”), shall take place immediately preceding the closing of the 363 Sale (the “Closing Date”).  The Closing shall take place at the offices of Paul Hastings LLP, 191 North Wacker Drive, Thirtieth Floor, Chicago, IL 60606.

Section 2.03      Independent Nature of Purchasers’ Obligations and Rights.  The respective obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser.  Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.04      Tax Status.  Each of the (a) Noteholder Purchasers and SVVC acknowledge and agree that the exchange of the Intraop Debentures for the Issuable Shares is a taxable transaction and (b) Factoring Lender Purchasers and SVVC acknowledge and agree that the exchange of the IntraOp Factoring Credit Interests for the Issuable Shares is a taxable transaction.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SVVC

SVVC represents and warrants to the Purchasers on and as of the date of this Agreement and on and as of Closing Date, as follows:

Section 3.01      Valid Existence.  SVVC is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as its business is now being conducted as described in the SVVC SEC Documents and is duly qualified to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where a failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a SVVC Material Adverse Effect.

Section 3.02      Issuable Shares, Capitalization and Valid Issuance.

(a)        The Issuable Shares shall have those rights, preferences, privileges and restrictions governing the Common Stock as set forth in the Articles of Amendment and Restatement, as amended, and Bylaws, as amended, of SVVC.

(b)        Prior to giving effect to the Noteholder Issuable Shares and the Factoring Lender Issuable Shares, as of August 31, 2013, the issued and outstanding equity of SVVC consists solely of 8,556,750 shares of Common Stock.  All of the outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(c)        The offer and sale of the Noteholder Issuable Shares and the Factoring Lender Issuable Shares have been duly authorized by SVVC and, when issued and delivered to the (a) Noteholder Purchasers in exchange for the IntraOp Debentures as allocated in Schedule 2.01 and (b) Factoring Lender Purchasers in exchange for the IntraOp Factoring Credit Interests as allocated in Schedule 2.02, each in accordance with the terms of this Agreement, the Issuable Shares will be validly issued, fully paid and nonassessable and will be free of any and all Liens and restrictions on transfer, other than under applicable state and federal securities Laws and other than such Liens as are created under this Agreement and by the Purchasers.

(d)        SVVC’s currently outstanding Common Stock is quoted on the NASDAQ and SVVC has not received any notice of delisting.  The Issuable Shares will be issued in compliance with all applicable rules of NASDAQ.

Section 3.03      Registration under the 1940 Act.  SVVC is duly registered under the 1940 Act as a closed-end, non-diversified management company that has elected to be treated as a business development company under the 1940 Act pursuant to the provisions of sections 54(a) of the 1940 Act and, at the time of filing such election and any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act.  SVVC is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the 1940 Act.

Section 3.04      SVVC SEC Documents.  SVVC has timely filed or is deemed to have timely filed with the Commission all reports, schedules and statements required to be filed by it under the 1940 Act since its initial public offering of common stock (all such documents filed on or prior to the date of this Agreement, collectively, the “SVVC SEC Documents”).  Any audited or unaudited financial statements and any notes thereto or schedules included therein contained in the SVVC SEC Documents, at the time filed (except to the extent corrected by a subsequently filed SVVC SEC Document filed prior to the date of this Agreement) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the 1940 Act, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (e) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the financial position and the results of its operations and cash flows for the periods then ended.  Tait, Weller & Baker, LLP is an independent registered public accounting firm appointed by the board of directors of SVVC and has not resigned or been dismissed as independent registered public accountants of SVVC as a result of or in connection with any disagreement with SVVC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.05      No Material Adverse Change.  Except as disclosed in or contemplated by the SVVC SEC Documents, since December 31, 2012, SVVC has conducted its business in the ordinary course, consistent with past practice, and there has been no (a) change that has had or would reasonably be expected to have a SVVC Material Adverse Effect, (b) acquisition or disposition of any material asset by SVVC or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (c) material change in SVVC’s accounting principles, practices or methods or (d) incurrence of material indebtedness of SVVC.

Section 3.06      Litigation.  Except as disclosed in the SVVC SEC Documents, there is no Action pending or, to the knowledge of SVVC, contemplated or threatened in writing against SVVC or any of its officers (in their capacity as such), directors (in their capacity as such), or Properties, which (individually or in the aggregate) reasonably would be expected to have a SVVC Material Adverse Effect or which challenges the validity of this Agreement or which would reasonably be expected to adversely affect or restrict SVVC’s ability to consummate the transactions contemplated by this Agreement.

Section 3.07      No Conflict.  The execution, delivery and performance by SVVC of this Agreement and all other agreements and instruments to be executed and delivered by SVVC pursuant hereto or in connection herewith and the consummation by SVVC of the transactions contemplated hereby, or compliance by SVVC with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to SVVC or any of its Properties; (b) conflict with or result in a violation of any provision of the articles of amendment and restatement or bylaws of SVVC; (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or an event that with or without notice or lapse of time, or both, could reasonably be expected to become a default) under (i) any note, bond, mortgage, license, or loan or credit agreement to which SVVC is a party or by which SVVC or any of its Properties may be bound or (ii) any other agreement, instrument or obligation; or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by SVVC, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.07 would not, individually or in the aggregate, reasonably be expected to have a SVVC Material Adverse Effect.

Section 3.08      Authority.  SVVC has the requisite power and authority to execute and deliver this Agreement, perform SVVC’s obligations herein, and consummate the transactions contemplated hereby.  The execution and delivery of, and the performance by SVVC of its obligations under, this Agreement have been duly and validly authorized by SVVC, and this Agreement has been duly executed and delivered by SVVC and constitutes a valid and legally binding agreement of SVVC, enforceable against SVVC in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of SVVC’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

Section 3.09      Compliance with Laws.  SVVC is not in violation of any judgment, decree or order or any Law applicable to SVVC, except as would not, individually or in the aggregate, have a SVVC Material Adverse Effect.  SVVC possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a SVVC Material Adverse Effect, and SVVC has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a SVVC Material Adverse Effect.

Section 3.10      Approvals.  No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by SVVC of this Agreement, except (a) those that have been made or obtained under the Acts; (b) those under state securities or blue sky laws of any jurisdiction in connection with the purchase and delivery of the Issuable Shares in the manner contemplated in this Agreement; (c)  required approvals of the Bankruptcy Court; and (d) such other approvals as have been obtained on or prior to the Closing Date, or where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a SVVC Material Adverse Effect.

Section 3.11      Compliance with 1940 Act.  This Agreement complies in all material respects with all applicable provisions of the 1940 Act and the Advisers Act.

Section 3.12      Certain Fees.  No fees or commissions will be payable by SVVC to brokers, finders, or investment bankers with respect to the sale of any of the Issuable Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.13      SVVC Intent.  SVVC is acquiring the IntraOp Debentures for the account of SVVC’s wholly-owned subsidiary, IO Newco, for investment purposes, and not for the purpose of resale or distribution of such rights to another unaffiliated person outside SVVC’s corporate group; and SVVC is acquiring the IntraOp Factoring Credit Interests for SVVC’s own account, for investment purposes, and not for the purpose of resale or distribution of such rights to another unaffiliated person outside SVVC’s corporate group.

Section 3.14      Accredited Investor.  SVVC is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

Section 3.15      Residency.  The principal place of business or residence, as applicable, of SVVC is correctly set forth on the signature page to this Agreement under the caption “Address” with respect to SVVC.

Section 3.16      No Reliance.  SVVC has not looked to, or relied in any manner upon, the Noteholder Purchasers, the Factoring Lender Purchasers, or any of their respective Affiliates, agents or representatives (collectively, the “Purchaser Specified Parties”) for advice about tax, financial or legal consequences of a purchase of or investment in the IntraOp Debentures or the IntraOp Factoring Credit Interests, respectively, and none of the Purchaser Specified Parties has made or is making any representations to SVVC about, or guaranties of, tax, financial or legal outcomes of a purchase of or an investment in the IntraOp Debentures or the IntraOp Factoring Credit Interests.  SVVC has reviewed with its own tax advisors the federal, state and local tax consequences of this investment in the IntraOp Debentures, the IntraOp Factoring Credit Interests and the transactions contemplated by this Agreement.  SVVC understands that it (and not the Purchaser Specified Parties) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  SVVC has had the opportunity to consult with its own legal counsel in connection with its investment in the Intraop Debentures and the IntraOp Factoring Credit Interests and acknowledges that SVVC is relying solely on its own legal counsel, and not on the Purchasers or any of the other Purchaser Specified Parties or any of their respective agents, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

Section 3.17     No General Solicitation; No Other Representations.  SVVC has not received any general solicitation or general advertisement in connection with the purchase of the IntraOp Debentures or the IntraOp Factoring Credit Interests or SVVC’s investment in IntraOp.   SVVC has not received any representations or warranties from the Purchasers or any other Person acting on behalf of the Purchasers, other than those contained in this Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, on behalf of himself, severally and not jointly, represents and warrants to SVVC solely with respect to itself, on and as of the date of this Agreement and, on and as of the date of the Closing Date, as follows:

Section 4.01      Authority.  Such Purchaser has the requisite power and authority to execute and deliver this Agreement, perform such Purchaser’s obligations herein, and consummate the transactions contemplated hereby. The execution and delivery of, and the performance by such Purchaser of its obligations under this Agreement have been duly and validly authorized by such Purchaser, and this Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and legally binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of SVVC’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

Section 4.02      Governmental Authorization; Consents.  The execution, delivery and performance by such Purchaser of this Agreement, and the consummation by such Purchaser of the transactions contemplated hereby will not require any consent, approval, action, order, authorization, or permit of, or registration or filing with, any Governmental Authority, other than (a) such as may be required under any applicable state securities or blue sky laws, (b) required approvals including those in connection with the Bankruptcy Documents; and (c) other consents, approvals, actions, orders, authorizations, registrations, declarations, filings and permits which, if not obtained or made, would not have a material adverse effect on such Purchaser or the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.03      No-Conflict.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby do not and will not (a) contravene or conflict with, or constitute a violation of any provision of, any Law binding upon or applicable to such Purchaser or by which any of such Purchaser’s properties is bound or affected; or (b) conflict with or result in a breach or violation of any provision of, or constitute a default under (or an event that with or without notice or lapse of time, or both, could reasonably be expected to become a default), or otherwise give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under, any note, bond, mortgage, indenture, lease, franchise, permit or other agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of such Purchaser’s properties or assets is bound or affected, except, in the case of clauses (a) and (b), any items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Purchaser or on the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.04      Investor Intent.  (a) Such Noteholder Purchaser is acquiring the Noteholder Issuable Shares set forth opposite his name on Schedule 2.01 for such Noteholder Purchaser’s own account, for investment purposes only, not for any other Person and not for the purpose of resale or distribution.  Such Noteholder Purchaser has not entered into any written or oral agreement to sell, transfer or otherwise dispose of any of the Noteholder Issuable Shares. (b)  Such Factoring Lender Purchaser is acquiring the Factoring Lender Issuable Shares set forth opposite his name on Schedule 2.02 for such Factoring Lender Purchaser’s own account, for investment purposes only, not for any other Person and not for the purpose of resale or distribution.  Such Factoring Lender Purchaser has not entered into any written or oral agreement to sell, transfer or otherwise dispose of any of the Factoring Lender Issuable Shares.

Section 4.05       No General Solicitation; No Other Representations.  Such Noteholder Purchaser or such Factoring Lender Purchaser, as applicable, has not received any general solicitation or general advertisement in connection with the Noteholder Issuable Shares or the Factoring Lender Issuable Shares or such respective Purchaser’s investment in SVVC.  Such Noteholder Purchaser or such Factoring Lender Purchaser, as applicable, has not received any representations or warranties from SVVC or any other Person acting on behalf of SVVC, other than those contained in this Agreement.

Section 4.06       Accredited Investor.

(a)        Except for Zhenyu (Rocky) Zhang, such Noteholder Purchaser or such Factoring Lender Purchaser, as applicable, is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(b)        Zhenyu (Rocky) Zhang, an individual residing in British Columbia, Canada, who is taking the Issuable Shares set forth opposite his name on Schedule 2.01 pursuant to Regulation S of the Securities Act (“Regulation S”), is not a “U.S. Person” within the meaning of Regulation S and is not acquiring the Issuable Shares for the account or benefit of a “U.S. Person” within the meaning of Regulation S, and agrees that he may not resell any such Issuable Shares except in accordance with Regulation S, under a registration statement covering such Issuable Shares or an available registration exemption and the terms of this Agreement.

Section 4.07      Residency.  If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature pages hereto.  If such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on the signature pages hereto.

Section 4.08      No Reliance.  Such Noteholder Purchaser or such Factory Lender Purchaser has not looked to, or relied in any manner upon, SVVC, Firsthand Capital Management, Inc. or any of their respective Affiliates,  directors, officers, managers, partners, employees, agents or representatives (collectively, the “SVVC Specified Parties”) for advice about tax, financial or legal consequences of a purchase of or investment in the Noteholder Issuable Shares or the Factoring Lender Issuable Shares, respectively, and none of the SVVC Specified Parties has made or is making any representations to such Noteholders Purchasers or Factory Lender Purchasers about, or guaranties of, tax, financial or legal outcomes of a purchase of or an investment in the Noteholder Issuable Shares or the Factory Lender Issuable Shares.  Such Noteholder Purchaser or Factor Lender Purchaser has reviewed with such Purchasers’ own tax advisors the federal, state and local tax consequences of this investment in the Noteholder Issuable Shares or the Factory Lenders Issuable Shares, as applicable, and the transactions contemplated by this Agreement.  Such Noteholder Purchaser or Factoring Lender Purchaser understands that such Purchaser (and not the SVVC Specified Parties) shall be responsible for such Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  Such Noteholder Purchaser or Factoring Lender Purchaser have had the opportunity to consult with such Purchaser’s own legal counsel in connection with such Purchaser’s investment in the Noteholder Issuable Shares or the Factoring Lender Issuable Shares, as applicable, and acknowledges that such Purchaser is relying solely on such Purchaser’s own legal counsel, and not on SVVC or any of the other SVVC Specified Parties or any of their respective agents, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

Section 4.09      Transfer/Assignability of the IntraOp Debentures and the IntraOp Factoring Credit Interests.  (a) Such Noteholder Purchaser has good, valid and marketable title to its IntraOp Debentures, free and clear of all Liens.  Following the Closing, SVVC will own, with good, valid and marketable title, such IntraOp Debentures, free and clear of any Liens, without incurring any penalty or other adverse consequence (including, without limitation, any fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement or the Bankruptcy Documents).  Except for any restrictions on transferability which require the consent or waiver of IntraOp (the “IntraOp Restrictions, all of which shall be waived in writing by IntraOp prior to Closing), such Intraop Debentures are fully transferable and/or assignable. (b) Such Factoring Lender Purchaser has good, valid and marketable title to the IntraOp Factoring Credit Interests, free and clear of all Liens.  Following the Closing, SVVC will own, with good, valid and marketable title, the IntraOp Factoring Credit Interests, free and clear of any Liens, without incurring any penalty or other adverse consequence (including, without limitation, any fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.  Each of the Intraop Factoring Credit Interests  are fully transferable and/or assignable.

Section 4.10      Certain Fees.  No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers for which SVVC would be liable with respect to the purchase, issuance and sale of any of the Noteholder Issuable Shares, Factoring Lender Issuable Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.11      Ownership of Securities.  Such Purchaser and its Affiliates do not, and after the consummation of the transactions contemplated hereby, will not, individually or in the aggregate own ten percent (10%) or more of SVVC’s issued and outstanding Common Stock.

ARTICLE V.
AGREEMENTS AND ACKNOWLEDGEMENTS OF THE PARTIES

Section 5.01       Agreements and Acknowledgements of the Purchasers.  Each of the Purchasers hereby agrees and acknowledges, each with respect to itself only and not with respect to any other Purchaser, to SVVC as follows:

(a)        No Registration.  Such Purchaser understands and agrees that the Issuable Shares being acquired hereunder by such Purchaser are being, or will be, acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom.  Such Purchaser understands that the Issuable Shares have not been, and will not be, approved or disapproved by the Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to such Purchaser by SVVC.  No federal or state governmental agency has passed on or made any recommendation or endorsement of the Issuable Shares or an investment in SVVC.

(b)        Limitations on Disposition and Resale.  Such Purchaser understands and acknowledges that the Issuable Shares have not been registered under the Securities Act or the securities laws of any state and, unless such Issuable Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.  Such Purchaser understands that he may not be able to liquidate his investment in SVVC and agrees not to sell, transfer or otherwise dispose of the Issuable Shares being acquired hereunder by such Purchaser, unless such Issuable Shares have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state or foreign securities laws.

(c)        Legend.

(i)         Each Purchaser other than Zhenyu (Rocky) Zhang acknowledges and agrees that the Issuable Shares received by such Purchaser in connection with this Agreement represented by uncertificated book entry will be notated with the following legend (or one to substantially similar effect):

“THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.”

(ii)         Zhenyu (Rocky) Zhang acknowledges and agrees that the Issuable Shares received by him in connection with this Agreement represented by uncertificated book entry will be notated with the following legend (or one to substantially similar effect):

“THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.  THE HOLDER OF THESE SHARES, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT HE IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO SECURITIES SET FORTH IN REGULATION S UNDER THE SECURITIES ACT, ONLY (A) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(iii)  Each Purchaser acknowledges and agrees that the Issuable Shares received by such Purchaser in connection with this Agreement represented by uncertificated book entry will be notated with the following legends (or ones to substantially similar effect):

“THESE SHARES ARE SUBJECT TO  LOCK-UP AGREEMENTS THAT RESTRICTS THE TRANSFER OF THESE SHARES. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY”

“THESE SHARES ARE SUBJECT TO  VOTING AGREEMENTS THAT RESTRICTS THE TRANSFER OF THESE SHARES. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY”

(d)        Investment Experience.  Each Purchaser, other than Zhenyu (Rocky) Zhang, has substantial experience in evaluating and investing in private placement transactions of securities, and understands that an investment in SVVC involves substantial risks.  Such Purchaser has such knowledge and experience in financial and business matters so that such Purchaser is capable of evaluating the merits and risks of such Purchaser’s investment in SVVC.  Such Purchaser (a) has the capacity to protect such Purchaser’s own interests in connection with the transactions contemplated by this Agreement; (b) is able to bear the risk of investment in SVVC; and (c) is able, without impairing such Purchaser’s financial condition, to hold the Issuable Shares being acquired hereunder by such Purchaser for an indefinite period of time and to suffer a complete loss of such Purchaser’s investment.

(e)        Risk Factors.  Such Purchaser recognizes that investing in the Issuable Shares involves certain risks.  A discussion of these risks can be found in the SVVC SEC Documents.

(f)         Representations Relied Upon by Purchasers.  Such Purchaser is acquiring the Issuable Shares without having been furnished any representations or warranties of any kind whatsoever with respect to the business or financial condition of SVVC, other than the representations and warranties contained in this Agreement.

(g)        Information Regarding SVVC.  Such Purchaser acknowledges that (a) SVVC has made available, a reasonable time prior to the date of this Agreement, information concerning SVVC sufficient for such Purchaser to make an informed decision regarding an investment in SVVC and an opportunity to ask questions and receive answers concerning the Issuable Shares and SVVC; (b) SVVC has made available, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that SVVC possesses or can acquire without unreasonable effort or expense deemed necessary by such Purchaser to verify the accuracy of the information provided, and such Purchaser has received such additional information requested; and (c) such Purchaser has not relied on SVVC or any of the other SVVC Specified Parties in connection with such Purchaser’s investigation or the accuracy of the information provided or in making any investment decision.

(h)        Irrevocable Purchase.  Each of the Purchasers understands that the purchase of the Issuable Shares hereunder is irrevocable, except as otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

Section 5.02       Agreements and Acknowledgements of SVVC.  SVVC and its subsidiary, IO Newco, hereby agree and acknowledge to each Purchaser as follows:

(a)        No Registration.  SVVC and IO Newco understand and agree that the IntraOp Debentures and the IntraOp Factoring Credit Interests being acquired hereunder by SVVC (and delivered to IO Newco) are being, or will be, acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom.  SVVC understands that the Intraop Debentures and the IntraOp Factoring Credit Interest have not been, and will not be, approved or disapproved by the Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made by such Purchaser to SVVC.  No federal or state governmental agency has passed on or made any recommendation or endorsement of the Intraop Debentures or the IntraOp Factoring Credit Interest or an investment in IntraOp.

(b)        Limitations on Disposition and Resale.  SVVC and IO Newco understand and acknowledge that the IntraOp Debentures and the IntraOp Factoring Credit Interests have not been registered under the Securities Act or the securities laws of any state and, unless such Intraop Debentures or IntraOp Factoring Credit Interests are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.  SVVC and IO Newco understand that they may not be able to liquidate their investment in IntraOp and each agrees not to sell, transfer or otherwise dispose of the IntraOp Debentures or the IntraOp Factoring Credit Interests being acquired hereunder by SVVC, unless such Intraop Debentures or IntraOp Factoring Credit Interest, respectively, have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state or foreign securities laws.

(c)        Legend.  SVVC and IO Newco acknowledge and agree that the IntraOp Debentures and the IntraOp Factoring Credit Interests received in connection with this Agreement represented by physical certificates will bear the following legend (or one to substantially similar effect):

“THE INTRAOP [DEBENTURES][FACTORING CREDIT INTERESTS] REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.”

(d)        Investment Experience.  SVVC has substantial experience in evaluating and investing in private placement transactions of securities, and understands that an investment in IntraOp involves substantial risks.  SVVC has such knowledge and experience in financial and business matters so that SVVC is capable of evaluating the merits and risks of its investment in IntraOp.  SVVC (a) has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; (b) is able to bear the risk of investment in IntraOp; and (c) is able, without impairing its financial condition, to hold the IntraOp Debentures and the IntraOp Factoring Credit Interests being acquired hereunder for an indefinite period of time and to suffer a complete loss of SVVC’s investment in the same.

(e)        Representations Relied Upon by SVVC.  SVVC is acquiring the IntraOp Debentures and the IntraOp Factoring Credit Interests without having been furnished any representations or warranties of any kind whatsoever with respect to the IntraOp Debentures, the IntraOp Factoring Credit Interests, or the business or financial condition of IntraOp, other than the representations and warranties contained in this Agreement.

(f)         Information Regarding IntraOp.  SVVC acknowledges that (a) it had available to it a reasonable time prior to the date of this Agreement, information concerning IntraOp sufficient for SVVC to make an informed decision regarding an investment in the IntraOp Debentures and the IntraOp Factoring Credit Interests and an opportunity to ask questions and receive answers from the Purchasers concerning the IntraOp Debentures and the IntraOp Factoring Credit Interest; and (b)  SVVC has not relied on the Purchasers or any of the other Purchaser Specified Parties in connection with SVVC’s investigation or the accuracy of the information provided or in making any investment decision.

(g)        Irrevocable Purchase.  SVVC and IO Newco understand that the purchase of the Intraop Debentures and the IntraOp Factoring Credit Interests hereunder is irrevocable, except as otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

Section 5.03       Taking of Necessary Action.  Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing, SVVC and each Purchaser will use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or SVVC, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement.

Section 5.04      Disclosure; Public Filings.  SVVC may, to the extent required by applicable law, without prior written consent or notice, disclose the name or identity of any of the Purchasers (but no other information regarding such Purchaser) in any press release or Current Report on Form 8-K issued as a result of this Agreement or the transactions contemplated hereby, any required Exchange Act or 1940 Act reports, or any other disclosures required by applicable Law or the rules or regulations of NASDAQ or other exchange on which securities of SVVC are listed or traded.

ARTICLE VI.
CLOSING CONDITIONS

Section 6.01       Conditions to the Closing.

(a)        Mutual Conditions.  The respective obligation of each Party to consummate the purchase and issuance and sale of the Issuable Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)         the issuance by the Bankruptcy Court of an order approving the 363 Sale;

(ii)         no Law shall have been enacted or promulgated, and no Action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement  illegal; and

(iii)        there shall not be pending any Action by any Governmental Authority of competent jurisdiction seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b)        Each Purchaser’s Conditions.  The respective obligation of each Purchaser to consummate the purchase of its respective Issuable Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)         SVVC shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by SVVC on or prior to the Closing Date;

(ii)        the representations and warranties of SVVC contained in this Agreement shall be true and correct when made and as of the Closing Date (except that in each case, representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)        since the date of this Agreement, no SVVC Material Adverse Effect shall have occurred and be continuing;

(iv)        no notice of delisting from NASDAQ shall have been received by SVVC with respect to the Common Stock;

(v)        SVVC shall have delivered, or caused to be delivered, to such Purchaser at the Closing, SVVC’s closing deliveries described in Section 6.02; and

(vi)       SVVC shall have signed the Registration Rights Agreement in the Form set forth in the form of Exhibit A, attached hereto.

(c)           SVVC’s Conditions.  The obligation of SVVC to consummate the sale to each of the Purchasers of its respective Issuable Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser individually and not the Purchasers jointly, except with respect to (c) (iv) and (v) which shall apply with regard to the Purchasers jointly (any or all of which may be waived by SVVC in writing, in whole or in part, to the extent permitted by applicable Law):

(i)         such Purchaser shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii)         the representations and warranties of such Purchaser contained in this Agreement shall be true and correct when made and as of the Closing Date (except that, in each case, representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)        IntraOp shall have waived in writing all IntraOp Restrictions;

(iv)        each Purchaser shall have delivered, or caused to be delivered, to SVVC at the Closing, such Purchaser’s closing deliveries described in Section 6.03;

(iv)        each Lacuna Affiliate shall have signed the Voting Agreement, attached hereto as Exhibit B-1, attached hereto;

(v)         each other Purchaser shall have signed the Voting Agreement, attached hereto as Exhibit B-2, attached hereto;

(vi)        each Lacuna Affiliate shall have signed the Lock-up Agreement - Lacuna in the form of Exhibit C-1, attached hereto; and

(vii)       each other Purchaser who is not a Lacuna Affiliate shall have signed the Lock-up Agreement – Other Purchasers in the form of Exhibit C-2, attached hereto.

Section 6.02            SVVC Deliveries.  On or prior to the Closing Date, subject to the terms and conditions of this Agreement, SVVC will deliver, or cause to be delivered, to each Purchaser:

(a)         The Issuable Shares, in uncertificated book-entry form free and clear of any Liens, encumbrances or interests of any other party other than restrictions on transfer imposed by (i) federal and state securities Laws, (ii) the Lock-up Agreement – Lacuna, attached hereto as Exhibit C-1; and (iii) the Lock-up Agreement – Other Purchasers, attached hereto as Exhibit C-2; and

(b)         Cross-receipts, dated the Closing Date, executed by SVVC and delivered to each Noteholder Purchaser and Factoring Lender Purchaser certifying that it has received (i) the IntraOp Debentures from such Noteholder Purchaser in exchange for the Noteholder Issuable Shares set forth opposite his name on Schedule 2.01 or (ii) the IntraOp Factoring Credit Interest from such Factoring Credit Interest Purchaser in exchange for the Factoring Lender Issuable Shares set forth opposite his name on Schedule 2.02.

Section 6.03       Purchaser Deliveries.  On or prior to the Closing Date, subject to the terms and conditions of this Agreement,

(a)         each Noteholder Purchaser will deliver, or cause to be delivered, to SVVC (i) the Intraop Debentures, in certificated form free and clear of any Liens, encumbrances or interests of any other party other than restrictions on transfer imposed by federal and state securities Laws, under this Agreement and those imposed by SVVC, in the amount set forth opposite his name on Schedule 2.01 and (ii) a cross-receipt, dated the Closing Date, executed by each Noteholder Purchaser and delivered to SVVC certifying that such Noteholder Purchaser has received the shares representing the Noteholder Issuable Shares, in the amount set forth opposite his name on Schedule 2.01; and

(b)         each Factoring Lender Purchaser will deliver, or cause to be delivered, to SVVC (i) the Intraop Factoring Credit Interests, free and clear of any Liens, encumbrances or interests of any other party other than restrictions on transfer imposed by federal and state securities Laws, under this Agreement and those imposed by SVVC, in the amount set forth opposite his name on Schedule 2.02 and (ii) a cross-receipt, dated the Closing Date, executed by each Factoring Lender Purchaser and delivered to SVVC certifying that such Factoring Lender Purchaser has received the shares representing the Factoring Lender Issuable Shares, in the amount set forth opposite his name on Schedule 2.02.

ARTICLE VII.
MISCELLANEOUS

Section 7.01       Interpretation.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”  Whenever SVVC or a Purchaser has an obligation under this Agreement, the expense of complying with such obligation shall be an expense of SVVC or such Purchaser, as applicable, unless otherwise specified therein.  Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified therein.  If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.02       Survival of Provisions.  The representations and warranties set forth in Sections 3.01, 3.02, 3.07, 3.08, 3.09, 3.10, 4.01, 4.02, and 4.03, of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of six (6) months following the Closing Date regardless of any investigation made by or on behalf of SVVC or any Purchaser.  The covenants made in this Agreement survive the closing of the transactions described herein and remain operative and in full force and effect as provided in this Agreement regardless of acceptance of any of the Issuable Shares and payment therefor and repayment, conversion or repurchase thereof.

Section 7.03       No Waiver; Modifications in Writing.

(a)         Delay.  No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b)         Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the Parties affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by SVVC or a Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on SVVC in any case shall entitle SVVC to any other or further notice or demand in similar or other circumstances.

Section 7.04       Binding Effect; Assignment.

(a)         Binding Effect. This Agreement shall be binding upon SVVC, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)         Assignment of Rights. Each Purchaser under this Agreement may assign all or any portion of its rights hereunder to any Affiliate of such Purchaser; provided the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall agree to be bound by the provisions of this Agreement.  Except as expressly permitted by this Section 7.04(b), such rights may not otherwise be transferred except with the prior written consent of SVVC.

Section 7.05       Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses listed on the signature pages with respect to the Purchasers or SVVC or to such other address as the Purchasers or SVVC may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by registered or certified mail, return receipt requested, when receipt acknowledged, if sent via telecopy or when delivered by air courier guaranteeing overnight delivery.

Section 7.06       Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court shall replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

Section 7.07       Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

Section 7.08       Entire Agreement.  This Agreement (including the Exhibits hereto) and the Bankruptcy Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

Section 7.09       Governing Law.  This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

Section 7.10       Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in Santa Clara County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any of the Transaction Agreements (“Covered Matters”), (b) agree not to commence any suit, action or other proceeding arising out of or based upon Covered Matters except in the federal or state courts located in Santa Clara County, California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that a party is not subject to the jurisdiction of the above-named courts, that its Property is exempt or immune from attachment or execution based upon judgment or order of such court(s), that any suit, action or proceeding arising out of or based upon any Covered Matter commenced in the federal or state courts located in Santa Clara County, California is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Agreement or the subject matter of any Covered Matter may not be enforced in or by such court.  Should any party commence a suit, action or other proceeding arising out of or based upon any Covered Matter in a forum other than the federal or state courts located in Santa Clara County, California, or should any party otherwise seek to transfer or dismiss such suit, action or proceeding from such court(s), that party shall indemnify and reimburse the other party for all legal costs and expenses incurred in enforcing this provision.

Section 7.11       Attorneys’ Fees.  If any suit or action at law or in equity (including arbitration) is instituted to enforce or interpret any of the terms or provisions of any of this Agreement, the prevailing party in such dispute shall, in addition to any other relief to which such party may be entitled, be entitled to recover from the non-prevailing party such reasonable attorneys’ fees, costs, expenses and necessary disbursements, which shall include, without limitation, all fees, costs and expenses of appeals.

Section 7.12       Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.13       Termination.

(a)         Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing:

(i)         by the mutual written consent of the Purchasers entitled to purchase a majority of the Issuable Shares and SVVC;

(ii)         by the written consent of the Purchasers entitled to purchase a majority of the Issuable Shares or by SVVC, (A) if any representation or warranty of the other party set forth in this Agreement shall be untrue in any material respect when made, or (B) upon a breach in any material respect of any covenant or agreement on the part of the other party set forth in this Agreement (either clause (A) or (B) above being a “Terminating Breach”); provided, that, each Terminating Breach would cause the conditions to the non-terminating party’s obligations not to be satisfied and such Terminating Breach is not cured on or before 30 day after written notice from the non-breaching party; or

(b)         Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i)         if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii)         if the Asset Purchase Agreement is terminated.

(c)         In the event of the termination of this Agreement as provided in Section 7.13(a) or Section 7.13(b), this Agreement shall forthwith become null and void.  In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of SVVC; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.14       Expenses.  If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, out-of-pocket costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 7.15       Recapitalization Affecting the Issuable Shares.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all common stock of SVVC or any successor or assign of SVVC (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Issuable Shares, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
By: /s/ Kevin Landis
Name: Kevin Landis
Title: President

Address:

150 Almaden Boulevard, Suite 1250
San Jose, California 95113
Attention:  Kevin Landis
Facsimile: (408) 886-7096

with a copy to:

Firsthand Capital Management, Inc.
150 Almaden Boulevard, Suite 1250
San Jose, California 95113
Attention: Kelvin K. Leung, Esq.
Facsimile: (408) 886-7096

PURCHASERS  - INTRAOP DEBT HOLDERS
CONVERTIBLE DEBT

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202 Boulder, CO 80302
Facsimile:  303-447-1710

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202 Boulder, CO 80302
Facsimile:  303-447-1710

/s/ Rawleigh Ralls
Rawleigh Ralls, an individual

Address:	744 Spruce Street
Boulder, CO 80302
Facsimile:  303-447-1710

PURCHASERS  - INTRAOP DEBT HOLDERS
CONVERTIBLE DEBT

VMG HOLDINGS, LLC

By:  /s/ Gregory S. Koonsman
Name:	Gregory S. Koonsman
Title:	Managing Partner

Address:	2515 McKinney Avenue, Suite 1500 Dallas, TX 75201
Facsimile:

ENCYCLOPEDIA EQUIPMENT FINANCE LLC

By: /s/ Oliver Janssen
Name:	Oliver Janssen
Title:	Member

Address:	131 Rivoli Street San Francisco, CA 94117
Facsimile:

/s/ Hans Morkner
Hans Morkner, an individual

Address:	15720 Simoni Drive San Jose, CA 95127
Facsimile:

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SENIOR

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202 Boulder, CO 80302
Facsimile: 303-447-1710

VMG HOLDINGS, LLC

By: /s/ Gregory S. Koonsman
Name: Gregory S. Koonsman
Title: Managing Partner

Address:	2515 McKinney Avenue, Suite 1500 Dallas, TX 75201
Facsimile:

/s/ Gregory S. Koonsman
Gregory S. Koonsman, an individual

Address:	2515 McKinney Avenue, Suite 1500 Dallas, TX 75201
Facsimile:

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SENIOR

ENCYCLOPEDIA EQUIPMENT FINANCE LLC

By: /s/ Oliver Janssen
Name:	Oliver Janssen
Title:	Member

Address:	131 Rivoli Street San Francisco, CA 94117
Facsimile:

/s/ Jon O’Sullivan
Jon O’Sullivan, an individual

Address:	2215 Cedar Springs, Suite 1401 Dallas, TX 75201
Facsimile:

/s/ Zhenyu (Rocky) Zhang
Zhenyu (Rocky) Zhang, an individual

Address:	7760 Blundell Road, Suite 2 Richmond British Columbia, V6Y 359 Canada
Facsimile:

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SUPER SENIOR

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202 Boulder, CO 80302
Facsimile: 303-447-1710

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202 Boulder, CO 80302
Facsimile: 303-447-1710

DANSK HOLDING AF 1941 ASP

By: /s/ Hans Morkner
Name:	Hans Morkner
Title:	Director US

Address:	15720 Simoni Drive San Jose, CA 95127
Facsimile:

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SUPER SENIOR

/s/ Gregory S. Koonsman
Gregory S. Koonsman, an individual

Address:	2515 McKinney Avenue, Suite 1500 Dallas, TX 75201
Facsimile:

JASPERSEN FLP II, LTD.
By: BDB Inc., its general partner

By: /s/ William S. Jaspersen
Name:	William S. Jaspersen
Title:	President

Address:	8111 Preston Road, Suite 850 Dallas, TX 75225
Facsimile:

/s/ Colin Carter
Colin Carter, an individual

Address:	4608 Abbot Ave, Suite 123 Dallas, TX 75205
Facsimile:

/s/ Robert Dobrient
Robert Dobrient, an individual

Address:	5522 Wenonah Drive Dallas, TX 75209
Facsimile: (214) 526-4677

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SUPER SUPER SENIOR

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202 Boulder, CO 80302
Facsimile: (303) 447-1710

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202 Boulder, CO 80302
Facsimile: (303) 447-1710

/s/ Colin Carter
Colin Carter, an individual

Address:	4608 Abbot Ave, Suite 123 Dallas, TX 75205
Facsimile:

/s/ Craig McMahon
Craig McMahon, an individual

Address:	2278 Schooner Street Lafayette, CO 80026
Facsimile: (303) 447-1710

FACTORING LENDER PURCHASERS
FACTORING CREDIT FACILITIES

CFC, INC.

By: /s/ Hans Morkner
Name:	Hans Morkner
Title:	Managing Director
Address:	15720 Simoni Drive San Jose, CA 95127
Facsimile:

Schedule 1.01

List of Purchasers

Noteholder Purchasers

Lacuna Venture Fund LLLP
Lacuna Hedge Fund LLLP
Rawleigh Ralls
VMG Holdings, LLC
Encyclopedia Equipment Finance LLC
Hans Morkner
Dansk Holding AF 1941 AS
Greg Koonsman
Jon O’Sullivan
Zhenyu (Rocky) Zhang
Jaspersen FLP II, Ltd.
Colin Carter
Robert Dobrient
Craig McMahon

Factoring Lender Purchasers

CFC, Inc.

Schedule 2.01

Noteholder Purchaser Exchange Allocations

Noteholder Purchaser	Senior	Super Senior	Super Super Senior	Super Super Super Senior	Aggregate Amount (1)	SVVC Shares (2)
Lacuna Venture Fund LLLP	X	X	X	X	$8,190,786.95	312,800
Lacuna Hedge Fund LLLP	X		X	X	$1,718,055.33	65,611
Rawleigh Ralls				X	$401,189.93	15,321
VMG Holdings, LLC	X	X			$384,799.11	14,695
Encyclopedia Equipment Finance LLC	X	X			$349,204.34	13,336
Hans Morkner	X		X		$817,290.39	31,212
Greg Koonsman		X	X		$113,066.42	4,318
Jon O’Sullivan		X			$37,195.31	1,420
Zhenyu (Rocky) Zhang		X			$104,726.04	3,999
Jaspersen FLP II, Ltd			X		$148,633.84	5,676
Colin Carter			X		$123,656.69	4,722
Robert Dobrient			X		$123,895.67	4,731

Total					$12,512,500.00	477,842

Note:
(1)
To be calculated for each Noteholder Purchaser at Closing, to equal the aggregate value of such Noteholder Purchaser’s IntraOp Debentures plus any goodwill as determined by the Board, minus the aggregate amount of such Noteholder Purchaser’s IntraOp Debentures contributed to IO Newco in exchange for Series A-2 Preferred Stock of IO Newco pursuant to the IO Newco Stock Purchase Agreement, subject to adjustment by the Board as necessary.

(2)	Calculated by dividing each Noteholder Purchaser's Aggregate Amount by $26.185408, which is equal to SVVC's NAV price per share as of October 2, 2013.

S-5

Schedule 2.02

Factoring Lender Purchaser Exchange Allocations

Factoring Lender Purchaser	Aggregate Amount (1)	SVVC Shares (2)

CFC, Inc.	987,500.00	37,711
Total

Note:
(1)
To be calculated for each Factoring Lender Purchaser at Closing, to equal the aggregate value of such Factoring Lender Purchaser’s IntraOp Factoring Credit Interests plus any goodwill, subject to adjustment by the Board as necessary.

(1)	Calculated by dividing each Factoring Lender Purchaser Aggregate Amount by $26.185408, which is equal to SVVC's NAV price per share as of October 2, 2013.

Schedule 2.03

IntraOp Debentures

10% Senior Secured Debentures
Holder	Date Issued	Principal Amount
Lacuna Venture Fund LLLP	10/2/2008	$875,000
Lacuna Venture Fund LLLP	10/29/2008	$500,000
Lacuna Venture Fund LLLP	1/8/2009	$250,000
Lacuna Venture Fund LLLP	1/26/2009	$250,000
Lacuna Venture Fund LLLP	8/17/2009	$200,000
Lacuna Venture Fund LLLP	8/25/2009	$50,000
Lacuna Venture Fund LLLP	11/20/2009	$250,000
Lacuna Venture Fund LLLP	12/9/2009	$150,000
Lacuna Venture Fund LLLP	1/8/2010	$100,000
Lacuna Hedge Fund LLLP*	4/2/2009	$225,000
Lacuna Hedge Fund LLLP	5/26/2009	$200,000
Lacuna Hedge Fund LLLP*	6/23/2009	$100,000
Lacuna Hedge Fund LLLP	7/17/2009	$200,000
Lacuna Hedge Fund LLLP	8/6/2009	$150,000
Lacuna Hedge Fund LLLP	1/8/2010	$100,000
Lacuna Venture Fund LLLP**	2/9/2009	$150,000
Lacuna Venture Fund LLLP**	2/25/2009	$100,000
Lacuna Venture Fund LLLP**	1/27/2010	$450,000
VMG Holdings II, LLC	6/8/2009	$200,000
Encyclopedia Equipment Finance LLC	10/3/2008	$250,000
Hans Morkner	2/2/2010	$250,000

* Originally issued to Lacuna Venture Fund LLLP
** Originally issued to Rawleigh Ralls

10% Super Senior Secured Debentures
Holder	Date Issued	Principal Amount
Lacuna Venture Fund LLLP	12/21/2010	$1,174,773.29
Lacuna Venture Fund LLLP	7/31/2011	$100,000
Lacuna Venture Fund LLLP	8/31/2011	$25,000
Lacuna Venture Fund LLLP	1/31/2012	$150,000
Lacuna Venture Fund LLLP	3/27/2012	$125,000
Lacuna Venture Fund LLLP	5/4/2012	$125,000
Lacuna Venture Fund LLLP	5/31/2012	$50,000
Lacuna Venture Fund LLLP	6/27/2012	$150,000
Lacuna Venture Fund LLLP	7/20/2012	$150,000

S-5

Lacuna Venture Fund LLLP	8/6/2012	$105,000
VMG Holdings II, LLC	4/8/2011	$100,000
Greg Koonsman	2/1/2012	$35,000
Encyclopedia Equipment Finance LLC	2/6/2012	$25,000
Jon O’Sullivan	2/23/2012	$35,000
Zhenyu (Rocky) Zhang	4/16/2012	$100,000

10% Super Super Senior Secured Debentures
Holder	Date Issued	Principal Amount
Lacuna Venture Fund LLLP	12/10/2012	$95,000
Lacuna Venture Fund LLLP	2/15/2013	$100,000
Lacuna Venture Fund LLLP	3/25/2013	$255,000
Lacuna Venture Fund LLLP	12/10/2012	$150,000
Lacuna Venture Fund LLLP	12/10/2012	$125,000
Greg Koonsman	12/10/2012	$75,000
Lacuna Hedge Fund LLLP	12/10/2012	$150,000
Lacuna Hedge Fund LLLP	12/10/2012	$150,000
Jaspersen FLP II, Ltd.	12/10/2012	$150,000
Colin Carter	12/10/2012	$125,000
Robert Dobrient	12/10/2012	$125,000
Hans Morkner***	12/10/2012	$500,000

*** Originally issued to Dansk Holding AF 1941 AS

10% Super Super Super Senior Secured Debentures
Holder	Date Issued	Principal Amount
Lacuna Venture Fund LLLP	6/13/2013	$100,000
Lacuna Venture Fund LLLP	6/17/2013	$100,000
Lacuna Hedge Fund LLLP	6/26/2013	$35,000
Lacuna Hedge Fund LLLP	7/1/2013	$35,000
Rawleigh Ralls****	4/15/2013	$100,000
Rawleigh Ralls*****	4/26/2013	$250,000
Rawleigh Ralls*****	5/13/2013	$75,000

**** Originally issued to Colin Carter
*****Originally issued to Craig McMahon

S-5

Schedule 2.04

IntraOp Factoring Credit Interests

The principal, interest, fees and expenses, and other amounts that are chargeable or otherwise reimbursable under:

(i)	that certain Inventory Secured Promissory Note and Agreement dated May 2012, by and between Borrower and E.U. Capital Venture, Inc., now held by CFC, Inc., as assignee;

(ii)
that certain Factoring Agreement, dated November 20, 2008, between Borrower and EC Bonding and Escrow concerning Mobetron machine S/N 25 and the related Assignment of Contract between Borrower and E.U. Capital Venture, Inc. assigning the applicable purchase orders, each now held by CFC, Inc. as assignee;

(iii)
that certain Factoring Agreement, dated March 31, 2013, between Borrower and Dansk Holding af 1941 ApS concerning Mobetron machine S/N 50 and the related Assignment of Contract between Borrower and Dansk Holding af 1941 ApS assigning purchase order #50, each now held by CFC, Inc. as assignee; and

(iv)
that certain Factoring Agreement, dated April 15, 2013, between Borrower and Dansk Holding af 1941 ApS concerning Mobetron machine S/N 53 and the related Assignment of Contract between Borrower and Dansk Holding af 1941 ApS assigning purchase order #53, each now held by CFC, Inc. as assignee.

Exhibit A

Registration Rights Agreement

Exhibit B-1

Form of Voting Agreement

Lacuna Funds and Affiliates

Exhibit B-2

Form of Voting Agreement

Other Purchasers

Exhibit C-1

Form of Lock-Up Agreement

Lacuna Funds and Affiliates

Exhibit C-2

Form of Lock-Up Agreement

Other Purchasers